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                                  EXHIBIT 24.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated March 5, 1997 (except with respect to the matter discussed in Note 8, as to which the date is June 2, 1997) included in this Form 8-K/A of Crown Casino Corporation, into Crown Casino Corporation's previously filed Registration Statements File Nos. 33-59519 and 33-59527.



New Orleans, Louisiana                                    Arthur Andersen LLP
August 14, 1997